EXHIBIT 99

                    SAZTEC ANNOUNCES STRATEGIC REPOSITIONING

BILLERICA, Mass., Feb. /PRNewswire/ -- Saztec International, Inc. (OTC Bulletin
Board: SAZZ.OB - news) announced today that its subsidiary Saztec Europe Limited, filed a petition for liquidation in Scotland. The filing was necessitated as part of the company's transition to higher margin data conversion and image processing services.

In commenting on this, Saztec International's recently named President & CEO, Richard J. Orlando, said, "Our strategy entails positioning Saztec as a leader in its core lines of business of delivering high quality data conversion and image processing services. Our resources and distribution efforts will be focused on major enterprises and partners in the U.S. marketplace."

About Saztec International, Inc.

Saztec International is a global leader in the technology of transforming information into knowledge. The company is a provider of information management and content building services, specializing in a broad range of services that help customers manage the conversion of data and images. Its Corporate Headquarters is located in Billerica, MA. The company delivers a wide array of IT services to U.S.-based customers through its strategic relationship with Datamatics Technologies Ltd., a globally recognized outsourcing leader based in Mumbai, India.

This press release includes "forward-looking statements" within the meaning of the federal securities laws, which involve uncertainties and risks. These include statements regarding events or developments that Saztec International expects or anticipates will occur in the future, such as statements about its strategies to improve operating performance. A number of risks and uncertainties could cause actual results, events and developments to differ from expectations, including the effectiveness of programs to increase revenues and cash flow, and to reduce costs, and the actions of competitors.

Please refer to Saztec International's 2000 Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete discussion of these and other important factors that could cause results to differ materially from those projected by these forward-looking statements

SOURCE: Saztec International, Inc.